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                                                                    EXHIBIT 5.01

                     [Letterhead of Debevoise & Plimpton]


                                                                January 24, 1996



MBIA, Inc.
113 King Street
Armonk, New York  10504

              Registration Statement on Form S-3
              Registration No. 333-00217
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Dear Sirs:

        We have acted as counsel to MBIA Inc., a Connecticut corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of Registration Statement No. 333-00217 on Form S-3 (the "Registration Statement"), relating to the public offering of up to 3,890,000 shares of common stock, par value $1.00 per share (the "Shares"), of the Company.

        In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below.

        We are of the opinion that the Shares have been duly authorized, the Shares being sold by the Selling Shareholder (as defined in the Registration Statement) are legally issued, fully paid and nonassessable, and the Shares

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MBIA Inc.                            -2-                        January 24, 1996



being sold by the Company, when issued against payment therefor as contemplated by the Underwriting Agreement (as defined in the Registration Statement), will be legally issued, fully paid and nonassessable.

        In rendering the opinion expressed above, we have relied as to all matters involving the law of the State of Connecticut upon the opinion of Day, Berry & Howard, Connecticut counsel for the Company, dated January 23, 1996 and addressed to you.

        We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                                 Very truly yours,

                                                 /s/ Debevoise & Plimpton